EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

September 30, 2011

USEC Extends Investment in American Centrifuge Plant
through October at Reduced Spending Rate

•	Work continues to achieve loan guarantee conditional commitment
•	Planning underway for possible demobilization as of November 1
•	Strategic investors extend standstill agreement

BETHESDA, Md. – The USEC Inc. (NYSE:USU) board of directors has voted to continue the company’s investment in the American Centrifuge Plant for the month of October, but at a reduced spending rate as the company continues working with the Department of Energy (DOE) to achieve a conditional loan guarantee commitment for the project by November 1. The company is directing suppliers to suspend certain work and notifying workers of possible future layoffs.

“We have made significant progress on the project and believe the American Centrifuge is ready for commercial deployment,” said John Welch, president and CEO. “While challenges remain, we are working toward a conditional commitment that will meet DOE’s requirements and enhance shareholder value while protecting the U.S. taxpayer.”

“Working with our strategic investors, we expect October to be a month of intense interaction with the DOE so we can continue to deploy this innovative American technology – one that is critical to the nuclear fuel cycle and to our energy and national security,” Welch added.  “Absent a conditional commitment by the end of October, layoffs of employees and further actions with suppliers are likely to occur.”

USEC’s two strategic investors, Toshiba Corporation and The Babcock & Wilcox Company (B&W), remain supportive. USEC entered into an amendment to extend its standstill agreement with both companies through October 31, providing additional time to achieve a conditional commitment and close the $50 million second phase of their $200 million investment in USEC.

During the past two months USEC and its strategic investors have developed a plan to strengthen project execution. The process of providing additional financial depth to the project continues. USEC remains actively engaged in an evaluation of its strategic alternatives as well as various project structures in order to strengthen the project, protect shareholder value, and address DOE’s concerns.

ACP Progress

In the past two years, USEC has achieved significant progress in the operation and performance of the American Centrifuge technology, including the following:

•	Operated production-ready centrifuges in a commercial plant configuration;

•	Accumulated total operating run time of more than 800,000 machine hours;

•	Validated uranium enrichment production in excess of our target production level of 350 SWU per machine per year;

•	Launched American Centrifuge Manufacturing, a joint company with B&W to manufacture centrifuge machines;

•	Demonstrated capability to manufacture machine components at a sufficient rate to support commercial plant deployment;

•	Revised its project plan to directly involve B&W and Toshiba expertise in managing 90 percent of the “go-forward” project costs, and

•	Worked to incorporate lessons learned and modifications derived from the operating experience of the lead cascade test program.

The Next Month

To prudently manage the company’s resources pending a conditional loan guarantee commitment, USEC will reduce spending on the project during October by approximately 30 percent. The company is continuing core deployment activities, including operation of the lead cascade of AC100 centrifuge machines.

Worker Adjustment and Retraining Notification (WARN) Act notices will be mailed to all of the approximately 450 USEC American Centrifuge workers in Ohio, Tennessee and Maryland informing them of potential future layoffs.  USEC is immediately suspending a number of contracts with suppliers and contractors and advising them that USEC may demobilize the project in November. As a result of these actions, approximately 800 current direct jobs associated with the American Centrifuge project could be affected. The American Centrifuge program currently supports approximately 2,000 jobs involving USEC and contractor employees as well as indirect jobs in the affected communities.

 “We regret the disruption to our employees and suppliers and will continue working with DOE to reach a satisfactory conclusion in October that will allow us to avoid layoffs and further disruptions to workers and suppliers,” said Welch.

If an agreement on a conditional commitment is reached before November 1, layoffs could be avoided and suspended supplier work could be resumed based on available funds. The American Centrifuge project would create approximately 8,000 jobs, with nearly half in Ohio.

Solid Core Business

With a 50-year tradition of reliability, our production facilities have made all customer shipments on time and within specification. USEC remains committed to meeting its customer’s enrichment needs in the future. The company has a substantial backlog of contracts for delivery of enriched uranium to fuel nuclear power plants around the world. The company has sufficient supply sources to meet all of its customer obligations.

The company is evaluating the best path forward to realize long term shareholder value, including in the event the ACP project is demobilized. USEC’s current enrichment operations are expected to generate positive cash flow in 2011. The company is pursuing extension of the economic operations of the enrichment plant in Paducah, Ky. USEC is the government’s exclusive executive agent for the premier nonproliferation program known as Megatons to Megawatts®. Earlier this year, USEC and the Russian executive agent, TENEX, signed a commercial sales contract to continue USEC’s purchases of Russian enriched uranium through 2022. In addition, USEC provides a variety of contract services related to nuclear power, including used fuel storage solutions, through its subsidiary, NAC International.

Investor Conference Call

USEC will host a conference call with shareholders and the financial community over the Internet at 9:00 a.m. ET today, September 30, to discuss the matters covered in this press release. The call will be available to listeners who may log in through the company’s website, www.usec.com. A link to the call will be located in the Investor Relations section and a webcast replay will be available through October 17, 2011.

The company also issued a separate news release today on the board of directors’ decision to adopt a tax benefit preservation plan intended to preserve the value of certain deferred tax benefits. The company already has valuable tax assets and the adoption of the plan is not being done in response to any decision with respect to the American Centrifuge project. The company currently intends to submit the plan to a shareholder vote at the company’s next annual meeting. The executives will address this plan during the conference call.

For additional information on the matters discussed in this press release and the adoption of the tax benefit preservation plan, please see the Current Reports on Form 8-K filed today with the SEC and posted to the investor relations page of the company website.

USEC Inc., a global energy company, is a leading supplier of enriched uranium fuel and nuclear industry related services for commercial nuclear power plants.

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Forward-Looking Statements

This news release contains “forward-looking statements” — that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: risks related to the deployment of the American Centrifuge technology, including risks related to performance, cost, schedule and financing; our success in obtaining a loan guarantee from DOE for the American Centrifuge Plant, including our ability to address the concerns raised by DOE with respect to the financial and project execution depth of the project and the timing of any loan guarantee; our ability to develop and consummate a structuring option acceptable to DOE or to develop and consummate a strategic alternative transaction, and the timing thereof; our ability to reach agreement with DOE on acceptable terms of a conditional commitment, including the timing of any decision and the determination of credit subsidy cost, and our ability to meet all required conditions to funding; our ability to obtain additional financing beyond the $2 billion of DOE loan guarantee funding for which we have applied, including our success in obtaining Japanese export credit agency financing of $1 billion; the impact of actions we have taken or may take to reduce spending on the American Centrifuge project, including the potential loss of key suppliers and employees, and potential impacts to cost and schedule; uncertainty regarding our ability to remobilize the project and the increased potential for demobilization or termination of the project, particularly in light of limitations on our ability to continue to invest in the project; our ability to meet the November 2011 financing milestone and other milestones under the June 2002 DOE-USEC Agreement; risks related to the completion of the remaining two phases of the three-phased strategic investment by Toshiba Corporation (“Toshiba”) and Babcock & Wilcox Investment Company (“B&W”), including our ability to satisfy the significant closing conditions in the securities purchase agreement governing the transactions and the right of Toshiba and B&W to terminate the securities purchase agreement if the phase two closing does not occur prior to the expiration of the standstill agreement on  October 31, 2011, and the impact of a failure to consummate the transactions on our business and prospects; restrictions in our credit facility that may impact our operating and financial flexibility and spending on the American Centrifuge project; our ability to actively manage and enhance our liquidity and working capital and the potential adverse consequences of any actions taken on the long term value of our ongoing operations; uncertainty regarding the cost of electric power used at our gaseous diffusion plant; the economics of extended Paducah plant operations, including our ability to negotiate an acceptable power arrangement, our ability to obtain a contract to enrich DOE’s depleted uranium and sufficient market demand for the remaining output; our dependence on deliveries of LEU from Russia under a commercial agreement (the “Russian Contract”) with a Russian government entity known as Techsnabexport (“TENEX”) and on a single production facility; risks related to the implementing agreements needed for our new supply contract with TENEX to become effective; limitations on our ability to import the Russian LEU we buy under the new supply contract into the United States and other countries; movement and timing of customer orders; changes to, or termination of, our contracts with the U.S. government; changes in U.S. government priorities and the availability of government funding, including loan guarantees; the competitive environment for our products and services; the impact of the recent natural disaster in Japan on the nuclear industry and on our business, results of operations and prospects; uncertainty regarding the continued capitalization of certain assets related to the American Centrifuge Plant and the impact on our results of operations;  and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website www.usec.com. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of such statements except as required by law.

Contact:

Media: Paul Jacobson (301) 564-3399

Investors: Steven Wingfield (301) 564-3354